Exhibit (o)(11) under Form N-1A
Exhibit 24 under Item 601/Reg. S-K

POWER OF ATTORNEY

The person whose signature appears below is the Secretary of THE HUNTINGTON FUNDS and is, a true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, authorized to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                                                                      TITLE                                                                                         DATE

/s/ Alicia G. Powell

Alicia G. Powell                                                                    Secretary                                                              October 14, 2009